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                                                                    Exhibit 12.1

TRUSTMARK CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES
($ IN THOUSANDS)
(UNAUDITED)

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
                                                                             Fiscal Years Ended December 31,
                                                              ----------------------------------------------------------------
Including Interest on Deposits                                  2002          2001          2000          1999          1998
                                                              --------      --------      --------      --------      --------

EARNINGS FROM CONTINUING OPERATIONS BEFORE
  FIXED CHARGES
Income before income taxes                                    $186,108      $171,427      $158,325      $149,230      $129,098
Fixed charges                                                  113,919       209,405       255,346       205,225       192,019
Amortization of capitalized interest                                --            --             9            14            16
                                                              --------      --------      --------      --------      --------
Earnings from continuing operations before fixed charges      $300,027      $380,832      $413,680      $354,469      $321,133
                                                              ========      ========      ========      ========      ========

FIXED CHARGES
Interest expense on deposits                                  $ 79,059      $126,356      $126,329      $106,751      $123,569
Interest expense on federal funds purchased and
  securities sold under repurchase agreements                   12,652        42,390        68,618        70,847        58,894
Other interest expense                                          22,055        40,496        60,249        27,481         9,437
Portion of rentals representative of interest factor               153           163           150           146           119
                                                              --------      --------      --------      --------      --------
Total fixed charges                                           $113,919      $209,405      $255,346      $205,225      $192,019
                                                              ========      ========      ========      ========      ========

RATIO OF EARNINGS TO FIXED CHARGES                                2.63          1.82          1.62          1.73          1.67








                                                                             Fiscal Years Ended December 31,
                                                              ----------------------------------------------------------------
Excluding Interest on Deposits                                  2002          2001          2000          1999          1998
                                                              --------      --------      --------      --------      --------
EARNINGS FROM CONTINUING OPERATIONS BEFORE
  FIXED CHARGES
Income before income taxes                                    $186,108      $171,427      $158,325      $149,230      $129,098
Fixed charges                                                   34,860        83,049       129,017        98,474        68,450
Amortization of capitalized interest                                --            --             9            14            16
                                                              --------      --------      --------      --------      --------
Earnings from continuing operations before fixed charges      $220,968      $254,476      $287,351      $247,718      $197,564
                                                              ========      ========      ========      ========      ========
FIXED CHARGES
Interest expense on federal funds purchased and
  securities sold under repurchase agreements                 $ 12,652      $ 42,390      $ 68,618      $ 70,847      $ 58,894
Other interest expense                                          22,055        40,496        60,249        27,481         9,437
Portion of rentals representative of
  interest factor                                                  153           163           150           146           119
                                                              --------      --------      --------      --------      --------
Total fixed charges                                           $ 34,860      $ 83,049      $129,017      $ 98,474      $ 68,450
                                                              ========      ========      ========      ========      ========

RATIO OF EARNINGS TO FIXED CHARGES                                6.34          3.06          2.23          2.52          2.89



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